UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

September 27, 2021

Date of report (date of earliest event reported)

JAKKS PACIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2951 28th Street, Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (424) 268-9444

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.001 par value	JAKK	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights, and Qualifications, Limitations and Restrictions Thereof (the “Certificate of Designations”) of the Series A Senior Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) of the Company, the Holders of Series A Preferred Stock which collectively hold more than fifty percent (50%) of the currently outstanding shares of Series A Preferred Stock removed Andrew Axelrod as a Series A Preferred Director and member of the Compensation Committee and Nominating and Governance Committee and nominated Lori MacPherson as a Series A Preferred Director, which nomination was approved by the Company’s Board of Directors on September 27, 2021, and Ms. MacPherson’s election as a Series A Preferred Director and member of the Compensation Committee and Nominating and Governance Committee became effective on that date.

There are no arrangements or understandings between Ms. MacPherson and any other person pursuant to which she was elected as a director. There are no transactions in which Ms. MacPherson has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act.

Ms. MacPherson’s compensation arrangements will be the same as for other non-employee Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Dated: September 30, 2021
	By:	/s/ JOHN KIMBLE
John Kimble, CFO